PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT is made the 21st day of January 2000, by and among Storage Area Networks, a Nevada corporation ("SAN"), Citadel Environmental Group, Inc. ("Citadel"), and Lawrence J. Chisesi (referred to as "Shareholder"), a shareholder of CoComp, Inc. ("CoComp").

     WHEREAS, Citadel desires to acquire all of the issued and outstanding shares of common stock of CoComp from all three of CoComp's shareholders; and

     WHEREAS, SAN is a wholly-owned subsidiary of Citadel; and

     WHEREAS, the Shareholder desires to participate in this transaction and sell all of his Shares of common stock of CoComp; and

     WHEREAS, Citadel, SAN and the Shareholder desire to make certain representations, warranties, covenants and agreements in connection with the Purchase.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                  ARTICLE 1
                                THE PURCHASE

     1.1 Sale and Delivery of Common Stock. Subject to all the terms and conditions of this Agreement, Shareholder shall transfer, convey and deliver to Citadel at the Closing (as defined in paragraph 1.2 hereof) good, valuable and marketable title to the Shares, free and clear of all liens, claims and encumbrances in exchange for the consideration described in this Article 1. The consideration described in this Article 1 hereof shall be delivered to the Shareholder in accordance with the provisions of Section 1.4 below.

     1.2 Effective Date and Closing. The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent contained herein are complied with. The Closing date shall be January 21, 2000, or as soon thereafter as reasonably practicable (the "Closing Date"). The effective date for determining the amount of revenues and expenses in Section 1.4 b. shall be January 1, 2000.

     1.3 Purchase Price. Subject to the terms of Section 1.4 and subject to all of the other terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Citadel shall pay to the Shareholder a combination of cash and a promissory note having a total value of $865,000 (hereinafter referred to as the "Purchase Price").

     1.4 Payment of Purchase Price. The total Purchase Price shall be paid as follows:

          a.  $318,000 in cash shall be paid to the Shareholder at Closing.


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          b.  At the Closing, Shareholder will provide to SAN five reports prepared as of December 31, 1999: (1) accounts receivable aging; (2) accounts payable; (3) purchases clearing(inventory received and shipped but no invoice received); (4) inventory; and (5) balance sheet. When both accounts payable and purchases clearing as set forth on the reports are completely paid from monies collected on the accounts receivable and inventory used on sales orders, Citadel will begin making monthly payments to the three CoComp shareholders on a monthly basis until each of the three shareholders has received $155,000. It is estimated that this process will take 180 days.
This process will be monitored by Buck Buxton and Brent Duckworth on a weekly basis.

          c. $42,000 in cash will be paid to the Shareholder by June 30, 2000.

          d. $250,000 in cash will be paid to the Shareholder one year from Closing.

          e. $100,000 in cash will be paid to the Shareholder two years from Closing.

          f. A promissory note will be issued at the Closing representing the future payment obligations set forth in 1.4 c, d and e, and such note will be on the form attached hereto as Exhibit A.

     1.5 Deposit of Severance Packages. Concurrently with the Closing, Citadel agrees to set aside a total of $30,000 which will be paid as a severance or relocation expense, as the case may be, to Laura Beshears, John Altizar, and Neda Amidon.

                                  ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF SAN

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, SAN hereby represents and warrants to CoComp and Shareholder:

     2.1 Organization. SAN is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification. SAN has entered into a binding agreement with Citadel Environmental Group, Inc. pursuant to which SAN will become a wholly owned subsidiary of Citadel in a transaction scheduled to close on or about January 7, 2000. A copy of the Agreement is attached as Exhibit 2.1.

     2.2 Capital. The authorized capital stock of SAN consists of 20,000,000 shares of Common Stock, $.005 par value, of which 3,000,000 are currently issued and outstanding and 5,000,000 shares of Preferred Stock, $.0001 par value, of which no shares are issued and outstanding. All of the issued and outstanding shares of SAN are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating SAN to issue or to transfer from treasury any additional shares of its capital stock of any class.

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     2.3   Subsidiaries.  SAN does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as disclosed in Schedule 2.

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of SAN as of the date of this Agreement.

     2.5 Financial Statements. SAN has delivered to CoComp unaudited balance sheets and statements of operations for the year ended November 30, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition of SAN as of November 30, 1999.

     2.6 Absence of Changes. Since November 30, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of SAN's knowledge, SAN has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of SAN or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither SAN nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to CoComp or have otherwise been disclosed to CoComp.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, SAN has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CoComp and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of SAN. SAN shall make available to CoComp and/or its attorneys all books and records of SAN.

     2.10 Trade Names and Rights. SAN does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of SAN's knowledge, SAN has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on SAN or its properties.

     2.12 Litigation. SAN is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of SAN, threatened against or affecting SAN or its business, assets or financial condition, except for matters which would not have a material affect on SAN or its properties. SAN is not in default with respect to any order, writ, injunction or decree of any federal, state,

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local or foreign court, department, agency or instrumentality applicable to
it. Except as set forth on Schedule 2, SAN is not engaged in any lawsuit to recover any material amount of monies due to it.

     2.13 Authority. SAN has full corporate power and authority to enter into this Agreement. The board of directors of SAN has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of SAN and the performance of the obligations of SAN under this Agreement. No other corporate proceedings on the part of SAN are necessary to authorize the execution and delivery of this Agreement by SAN in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by SAN, and will be a valid and binding agreement of SAN, enforceable against SAN in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by SAN of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of SAN's knowledge: (a) materially violate any provision of SAN's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of SAN, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which SAN is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of SAN; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which SAN is bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by SAN herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by SAN, or on its behalf, contains or will contain any untrue statement of material fact.

     2.16 Assets. SAN has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which SAN is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by SAN in excess of $25,000; or which involve transactions or proposed transactions between SAN and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Shareholder and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by SAN in connection with: (a)

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the execution and delivery by SAN of this Agreement; (b) the performance by
SAN of its obligations under this Agreement; or (c) the consummation by SAN of the transactions contemplated under this Agreement.

     2.19 Investigation of Financial Condition. SAN has had the opportunity to meet with CoComp and Shareholder's accountants and attorneys to discuss the financial condition of CoComp. CoComp has made available to SAN all books and records of CoComp. SAN has made such investigation of the financial condition of CoComp as it deems necessary. CoComp and the Shareholder have provided all documents requested by SAN and answered all questions and inquiries made by SAN. SAN has relied on its own legal, tax and financial advisors. SAN is not relying on any oral statements made by any person.


                                ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF CITADEL

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Citadel represents and warrants to CoComp and Shareholder that:

     3.1 Organization. Citadel is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of Citadel consists of 25,000,000 shares of no par value Common Stock of which 19,450,909 shares of Common Stock are currently issued and outstanding, and 1,199,000 shares of $.01 par value preferred stock of which 917,500 shares are issued and outstanding. Citadel has also authorized 2,200,000 shares of Series AA Convertible Preferred Stock to be issued to investors in a private offering and 3,800,000 shares of Series BB Convertible Preferred Stock which were issued to acquire SAN. All of the issued and outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Citadel to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. Except as set forth in Schedule 3, Citadel does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Citadel as of the date of this Agreement.

     3.5 Financial Statements. Citadel has delivered to CoComp and Shareholders its audited balance sheet and statements of operations and cash flows as of and for the period ended December 31, 1998, and its unaudited balance sheet and statements of operations and cash flows as of and for the period ended September 30, 1999 (collectively the "Financial Statements").
The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial

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Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     3.6 Authority. Citadel has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Citadel has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Citadel, the performance of the obligations of Citadel under this Agreement and the consummation by Citadel of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Citadel are necessary to authorize the execution and delivery of this Agreement by Citadel in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Citadel, will be a valid and binding agreement of Citadel, enforceable against Citadel in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.7 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Citadel of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will violate any provision of Citadel's articles of incorporation or bylaws, or to the best of Citadel's knowledge: (a) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Citadel, or require the payment of any prepayment or other penalties; (b) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Citadel is bound; (c) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Citadel; or (d) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Citadel is bound or subject.

     3.8 Full Disclosure. None of the representations and warranties made by Citadel herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Citadel, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.9 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Citadel in connection with:
(a) the execution and delivery by Citadel of its obligations under this Agreement; (b) the performance by Citadel of its obligations under this Agreement; or (c) the consummation by Citadel of the transactions contemplated by this Agreement.

     3.10 Investigation of Financial Condition. Citadel has had the opportunity to meet with CoComp and Shareholder's accountants and attorneys to discuss the financial condition of CoComp. CoComp has made available to Citadel all books and records of CoComp. Citadel has made such investigation of the financial condition of CoComp and title to the shares of Shareholder acquired hereunder as it deems necessary. CoComp and the Shareholder have

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provided all documents requested by Citadel and answered all questions and inquiries made by Citadel. Citadel has relied on its own legal, tax and financial advisors. Citadel is not relying on any oral statements made by any person.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     As an inducement to SAN and Citadel to enter into this Agreement, Shareholder represents and warrants to SAN that to the best of his actual knowledge without further investigation:

     4.1 Organization. CoComp is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it in Colorado; however, CoComp is not qualified to do business in any other states.

     4.2 Capitalization. The authorized capital stock of CoComp consists of 50,000 shares of $1.00 par value Common Stock of which 3,500 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating CoComp to issue or to transfer from treasury any additional shares of its capital stock of any class.

     4.3 Subsidiaries. CoComp does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     4.4 Directors and Officers. Schedule 4 contains the names and titles of all directors and officers of CoComp as of the date of this Agreement.

     4.5 Financial Statements. CoComp has delivered to SAN its unaudited balance sheet and statements of operations as of and for the period ended December 31, 1999 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     4.6 Absence of Changes. Since December 31, 1999, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Shareholder's knowledge, CoComp has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     4.7 Absence of Undisclosed Liabilities. Neither CoComp nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to SAN or shown in Schedule 4 attached hereto.

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     4.8   Tax Returns.  Within the times and in the manner prescribed by law,
CoComp has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     4.9 Trade Names and Rights. CoComp does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     4.10 Compliance with Laws. CoComp has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business or with which it is otherwise required to comply.

     4.11 Litigation. CoComp is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or threatened against or affecting CoComp or its business, assets, or financial condition. CoComp is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. CoComp is not engaged in any legal action to recover moneys due to it.

     4.12 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated under this Agreement will: (a) violate any provision of CoComp's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of CoComp, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which CoComp is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of CoComp; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which CoComp is bound or subject.

     4.13 Full Disclosure. None of the representations and warranties made by Shareholder herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Shareholder contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     4.14 Assets. CoComp has good and marketable title to all of its property and such property is not subject to any liens or encumbrances other than as disclosed in Schedule 4. Schedule 4 lists all property and equipment of CoComp and the location of such property with a value of $1,000 or more.

     4.15 Material Contracts and Obligations. Attached hereto on Schedule 4 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which CoComp is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by CoComp in excess of $25,000; or which involve transactions or proposed transactions between CoComp and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations

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have been made available for inspection by SAN and its counsel.  All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     4.16 Real Property. CoComp does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property, except for the offices which are set forth on Schedule 4.

     4.17 Share Ownership. Shareholder holds 1,116 of the outstanding common shares of CoComp Common Stock. Such shares are owned and the Shareholder's ownership is of record and beneficially owned by Shareholder, and such shares are not subject to any claim, lien, encumbrance or pledge. Shareholder has authority to sell such shares pursuant to this Agreement.

                                   ARTICLE 5
                                   COVENANTS

     5.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     5.2 Conduct of Business. Prior to the Closing, SAN and CoComp shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither SAN nor CoComp shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein. Prior to Closing, the Compaq Master Alliance Agreement shall be assigned to Mr. Chisesi and Mr. Duckworth and CoComp shall have no continuing rights or obligations thereunder.

     5.3 Tax Returns for 1999 and Short Period. The former shareholders of CoComp shall be responsible for preparing and filing federal and applicable state S-Corporation income tax returns for CoComp for the calendar year ended December 31, 1999, and for the short period ending on the closing date (the "S-Corporation Returns"). SAN shall cooperate in causing CoComp to execute

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such returns and returning the executed forms to the Shareholders for filing.
SAN shall not amend any S-Corporation Return without the advance written consent of the Shareholder.

     5.4 Lease Expenses of Fort Collins office. SAN agrees to pay for 80% of the lease expenses of CoComp's Fort Collins facility for the 90 day period following the Closing. At the conclusion of such 90 day period. CoComp shall assign the lease to Shareholder and Duckworth and vacate the premises. All of the lease expenses for this facility will become the sole obligation of Messrs. Duckworth and Chisesi and their new entity.

     5.5   Covenant not to Compete.   Mr. Chisesi acknowledges and agrees that
he possesses information unique and proprietary to CoComp and SAN, and that SAN would not be willing to enter into this Agreement if Mr. Chisesi, after the Closing Date, could compete with CoComp and SAN because such competition by Mr. Chisesi would severely injure CoComp and SAN no matter where in the geographic areas listed below such competition occurred. Accordingly and in exchange for the Purchase Price, Mr. Chisesi agrees that for a period of three
(3) years from the Closing Date, he shall not directly or indirectly, whether as an owner, stockholder, partner, employee, independent contractor, or otherwise, compete with CoComp or SAN or any affiliate of CoComp and SAN anywhere within the states of Texas, New Mexico, Arizona and Colorado in the business of selling disk drives, disk arrays, disk raid systems, tape drives, tape libraries and accompanying backup, disaster recovery and archiving software and all fiber switches and hubs. The period, the geographical area and the scope of the restrictions on Mr. Chisesi's activities are divisible so that if any provision of the restriction is invalid, that provision shall automatically be modified to the extent necessary to make it valid. Mr. Chisesi also agrees that he will not solicit for employment any of the CoComp employees who are transitioned to SAN for a period of three years from the Closing Date. The parties hereto agree and acknowledge that many of the rights conveyed by this Section 4.5 are of a unique and special nature and that CoComp and SAN will not have an adequate remedy at law in the event of failure of Mr. Chisesi to abide by its terms and conditions, nor will money damages adequately compensate for such injury. It, therefore, is agreed between the parties that in the event of breach by Mr. Chisesi of his agreement contained in this Section 4.5 CoComp and SAN shall have the rights, among other rights, to damages sustained thereby and to an injunction to restrain Mr. Chisesi from the prohibited acts. Nothing herein contained shall in any way limit or exclude any and all other rights granted by law or equity to CoComp and SAN.

     In the event of default by SAN in the payment of any amount due pursuant to Article 1 of this Agreement and within any applicable notice to cure period, then this covenant not to compete shall become null and void and shall be of no further force or effect.

                                  ARTICLE 6
                            CONDITIONS PRECEDENT TO
                           SHAREHOLDER'S PERFORMANCE

     6.1 Conditions. The obligations of the Shareholder hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. The Shareholder may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Shareholder of any other condition of or any of the Shareholder's other rights or remedies, at law or in equity, if SAN shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SAN in this Agreement or in any written statement that shall be delivered to CoComp and/or Shareholder by SAN under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. SAN shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SAN on or before the Closing Date.

                                  ARTICLE 7
          CONDITIONS PRECEDENT TO CITADEL'S AND SAN'S PERFORMANCE

     7.1 Conditions. Citadel's and SAN's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. Citadel and SAN may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Citadel or SAN of any other condition of or any of Citadel's or SAN's rights or remedies, at law or in equity, if the Shareholder shall be in default of any of his representations, warranties, or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Shareholder in this Agreement or in any written statement that shall be delivered to SAN by Shareholder under this Agreement shall be substantially true and accurate on and as of the Closing Date as though made at that time.

     7.3 Performance. Shareholder, Brent Duckworth and Kent Shields shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by their respective Agreements to be performed or complied with by them, on or before the Closing Date.

     7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against any party hereto on or before the Closing Date.

                                  ARTICLE 8
                                   CLOSING

     8.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than January 31, 2000. At the Closing:

     8.2 Shareholder shall deliver the certificates representing the share of CoComp being sold pursuant to this Agreement, and such certificates will be duly endorsed.

     8.3 Citadel shall deliver a certified or cashier's check payable to Shareholder for $318,000.

     8.4 Citadel and SAN shall deliver a Promissory Note covering the future cash payments owed by SAN to Shareholder pursuant to Sections 1.4 c, d and e above.

     8.5 Citadel and SAN shall deliver a signed Consent or Minutes of the Directors of Citadel and SAN approving this Agreement and each matter to be approved by the Directors of Citadel and SAN under this Agreement.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     9.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Colorado, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     9.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     Shareholder:

          Lawrence J. Chisesi
          4017 Spruce Drive
          Fort Collins, Colorado  80526

     with a copy to:

          James A. Martell
          Wyatt, Martell, Weaver & Rogers LLC
          222 West Magnolia Street
          Fort Collins, Colorado  80521-2899
          Phone: (970) 484-1112
          Fax:  (970) 484-1170

     SAN and Citadel:

          Storage Area Networks
          900 West Castleton Road
          Castle Rock, Colorado  80104

     with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202
          Phone:  (303) 893-2300
          Fax:  (303) 893-2882

     9.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     9.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     9.10 Brokers. The parties hereto represent and agree that no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     9.11 Announcements. SAN and Shareholder will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     9.12 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     AGREED TO AND ACCEPTED as of the date first above written.

STORAGE AREA NETWORKS                SHAREHOLDER:


By:/s/ Buck Buxton                   By:/s/ Lawrence J. Chisesi
   Buck Buxton, President               Lawrence J. Chisesi


CITADEL ENVIRONMENTAL GROUP,
  INC.


By:/s/ Buck Buxton
   Buck Buxton, President

                                   SCHEDULE 2

                              STORAGE AREA NETWORKS
                                    ("SAN")

2.4   The Officers and Directors of SAN are as follows:

           Name                              Position

      L. W. Buxton              President, Treasurer and Director

      Warren Smith              Vice President, Secretary, Treasurer
                                and Director

2.12 Litigation. SAN is involved in a lawsuit filed by SAN against 3SI, Inc., and the parties have recently reached a tentative settlement during mediation. A copy of the proposed settlement terms has been provided to Shareholder.

                                   SCHEDULE 3

                       CITADEL ENVIRONMENTAL GROUP, INC.
                                  ("Citadel")


3.3   Subsidiaries.

      a) Citadel owns 621,025 shares of Alliance Medical Corporation, which represents approximately 3% of the Alliance shares outstanding. These shares were spun-off to the shareholders of Citadel as of December 31, 1999. The shares will be placed in an escrow account to be distributed once Alliance Medical Corporation is an SEC reporting company. If this does not occur within two years, the shares will revert back to being an asset of Citadel, unless extended by the Board of Directors.

      b)  Citadel owns 100% of SAN.

3.4   Directors and Officers of Citadel:

           Name                              Position

      Louis F. Coppage               Chairman of the Board

      L. W. Buxton                   President and Director

      Warren Smith                   Vice President and Director

      Cory J. Coppage                Secretary, Treasurer and Director


3.19  Material Contracts of Citadel:

      None

                                PROMISSORY NOTE

$392,000                                                   January 21, 2000

     Storage Area Networks, a Nevada corporation ("Obligor"), for value received, hereby promises to pay to the order of Lawrence J. Chisesi ("Obligee"), in lawful money of the United States at a place to be designated in writing by Obligee, the principal sum of Three Hundred Ninety-Two Thousand Dollars ($392,000.00), plus interest at the rate of 12% per annum.

     The $392,000 shall be due and paid as follows:

          $42,000 shall be paid on or before June 30, 2000.
          $250,000 shall be paid on January 21, 2001.
          $100,000 shall be paid on January 21, 2002.

     All accrued and unpaid interest will be due and payable every three months with the first payment due April 21, 2000.

     This Note may be prepaid, in whole or in part, at any time without permission or penalty.

     If payment on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of Colorado, such payment shall be made on the next succeeding business day.

     Immediately upon the occurrence of an "Event of Default" (as defined below), Obligee may, at its option, declare immediately due and payable the entire unpaid principal amount of this Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Note. An Event of Default shall be defined as each of the following: (i) failure of Obligor to make any payment of principal within ten
(10) days after the due date; (ii) Obligor shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition for action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (iii) an involuntary petition shall be filed against Obligor under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws of for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within thirty (30) days of the date hereof. Upon an Event of Default, unpaid principal or interest shall bear interest from the date of the Event of Default until paid in full at the rate of 18% per annum.

     If Obligee should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Obligor, Obligor shall be liable to pay to holder immediately and without demand all reasonable costs and expenses of collection incurred by Obligee, including, without limitation, reasonable attorney fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court.

     This Note shall be construed and governed by the laws of the State of Colorado without regard to otherwise applicable principles of conflicts of laws. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. No modification hereof shall be binding or enforceable against Obligee unless approved in writing by Obligee.

     Obligor hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Obligor hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Obligee under the terms of this Note. The rights and privileges of Obligee under this Note shall inure to the benefit of his heirs and personal representatives. All representations, warranties and agreements of Obligor made in connection with this Note shall bind Obligor's successors and assigns. The rights and remedies of Obligee under this Note shall be in addition to any other rights and remedies available to Obligee at law or in equity, all of which may be exercised singly or concurrently. The parties agree to the exclusive jurisdiction of the federal and state courts located in Denver, Colorado in connection with any matter arising hereunder, including the collection and enforcement hereof, except as the Obligee may otherwise elect. If any provision in this Note is found by a Court of competent jurisdiction to be invalid in any respect, such finding shall not effect or release the absolute obligation to repay the principal sum owed hereunder on or before the Maturity Date.

     IN WITNESS WHEREOF, intending to be legally bound, Obligor has duly executed this Promissory Note the day and year first above written by its duly authorized officer.

CITADEL ENVIRONMENTAL                STORAGE AREA NETWORKS
   GROUP, INC.


By:/s/ Buck Buxton                   By:/s/ Buck Buxton
   Name:  Buck Buxton                   Name:  Buck Buxton
   Title:  President                    Title:  President